                                    EXHIBIT 23



                               Consent of Accountants




The Board of Directors
Mentor Graphics Corporation:

We consent to incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-11291, 33-18259, 2-90577, 33-30036, 2-99251, 33-30774,
33-57147, 33-57149, 33-57151, 33-64717, 333-49579, 333-69223, 333-81991, and
333-81993) and on Form S-3 (Nos. 33-52419, 33-56759, 33-60129, 333-277,
333-2883 and 333-11601) of Mentor Graphics Corporation and subsidiaries of our reports dated January 31, 2000, relating to the consolidated balance sheets of Mentor Graphics Corporation and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, cash flows and stockholders' equity and related schedule for each of the years in the three-year period ended December 31, 1999, which reports appear in the December 31, 1999 annual report on Form 10-K of Mentor Graphics Corporation and subsidiaries.


Portland Oregon
March 22, 2000